Slide 1 - Forward-looking Statements

Certain matters in the presentation today constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision.   These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties.   Management's ability to predict results or the effect of future plans or strategies is inherently uncertain.   The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2006.   Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Slide 2 - Corporate Profile

Total Assets $ 2,711,370
Net Loans $ 2,140,769
Total Equity $ 185,715
Equity/Assets 6.85%

                                                  FFCH             SO&P Peer1 Group
                                           9/30/072     11/1/07         11/1/07
 Stock Price                             $31.28       $26.55
Market Cap (in thousands      $363,948      308,913
Price/Book                              196.0%     166.4%         129.9%
2007E P/E3                                             15.1x         12.8x           14.5x
Dividend Yield                           3.2%         3.8%4                 2.8%

1 SO&P provided peer averages of $1-5 billion in asset banks (43 banks located in the Southeast).
2 Actual year-end.
3 Using consensus estimates.

Slide 3 - South Carolina's Most Convenient Bank

Seven Day a Week Banking
Evening Banking Hours
Extensive Branch & ATM Network
In-School Banking at 53 Schools
Exceptional "You're First" Customer Service
25% of our financial center locations are non-traditional in-store financial centers
Since fiscal 2003
     the average annual growth rate of checking accounts is 14%
     In-store financial centers represent 39% of this growth.

Slide 4 - Demand Deposit Accounts

	2003	2004	2005	2006	2007
Retail Balances	$269.50	303.7	335.6	309.7	307.5
Commercial Balances	163.7	175.4	242.7	216.8	200.9
# Retail Accts	78.8	83.6	89.8	95.1	103.5
# Commercial Accts	7.8	8.7	9.6	10.4	11.5

Slide 5 - Revenue Growth

                                         Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07
Net Interest Income                70369  82684  78460  76602  76458  79725  82830
Mortgage Banking                   4311   5630    9158    2609    4384  4989    4255
Deposit Account Fees, Bank Card/Banking Services & Other
                                          13543  13059  15457   19221  21493 24771   25102
Insurance/Trust/Investment (Advice Businesses)
                                            7064  12270  16350   20345  23368 24404   25679

Slide 6 - Non-Interest Income

	Sep-01	Sep-02	Sep-03	Sep-04	Sep-05	Sep-06	Sep-07
Non-Interest Income	$ 24,918	$ 30,959	$ 40,866	$ 42,175	$ 49,245	$ 54,164	$ 55,036
Percent of Income	26.2%	27.2%	34.2%	35.5%	39.2%	40.50%	39.90%

Slide 7 - Highly Attractive Markets

Projected Household Growth Rate:
	Charleston MSA	Horry Cty	Florence Cty	Georgetown Cty	Beaufort Cty	Brunswick Cty	First Federal Markets	SC	US
	0.114	0.203	0.047	0.122	0.188	0.265	0.146	0.085	0.065
Deposit Market3
Share	13.1%	5.5%	8.0%	12.0%	3.4%	2.5%
Rank	3	11	4	4	12	8

Slide 8 - Historical Perspective on Asset Quality

Our underwriting standards have remained consistently high regardless of market conditions or competition.
Delinquency rates at Sept. 30, 2007:              Fiscal year charge-offs:
Mortgage (1-4 Family)           7%                          0.01%
Consumer                         1.3%                          0.62%
Commercial                      0.6%                           0.04%
As of Sept 30, 2007, of 178 individual borrowers of $2,000,000 or more, only 3, or 1.7%, were delinquent.

                                             1998 1999 2000 2001 2002 2003 2004 2005 2006 2007
Net Charge Offs/Average Loans    0.11  0.06  0.11 0.24  0.31  0.38 0.32  0.29  0.21   0.2